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              FIRST AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

                          Dated as of December 15, 2000

                                      among

                     LIBERTY FLOATING RATE ADVANTAGE FUND,


                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                       and

                BANK OF AMERICA, N.A., as Administrative Agent,

                       amending and restating that certain

                                CREDIT AGREEMENT
                          Dated as of February 9, 2000

                                      among

                     LIBERTY FLOATING RATE ADVANTAGE FUND,

                    THE FINANCIAL INSTITUTIONS PARTY THERETO
                                       and
                BANK OF AMERICA, N.A., as Administrative Agent,

                        BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager


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     THIS FIRST  AMENDED AND  RESTATED  CREDIT  AGREEMENT  is entered into as of
December 15, 2000 by the signatories hereto and amends and restates that certain Credit Agreement, dated as of February 9, 2000 (as heretofore amended pursuant to an Amendment to Credit Agreement dated as of September 11, 2000 and an Amendment to Credit Agreement dated as of October 10, 2000, the "EXISTING CREDIT AGREEMENT"), by and among LIBERTY FLOATING RATE ADVANTAGE FUND (the "FUND"), the various banks (as defined in Section 2(a)(5) of the Act) party to this Agreement (collectively, the "BANKS"), and BANK OF AMERICA, N.A. ("BofA"), as agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Banks.

                              W I T N E S S E T H:

     WHEREAS, the Fund, BofA and the Administrative Agent are parties to the Existing Credit Agreement, which provided for the Banks thereunder to extend Loans to the Fund from time to time; and

     WHEREAS, the Fund, the Administrative Agent and the Banks signatory hereto desire to amend and restate the Existing Credit Agreement, among other things, to allocate the Commitments as provided herein, to add State Street Bank and Trust Company as a Bank hereunder and to effect certain other amendments to the Existing Credit Agreement, all as more fully hereinafter set forth (the "REFINANCING").

     NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be amended and restated, as of the Refinancing Date, upon satisfaction of the conditions set forth herein, to state in its entirety as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1 DEFINED TERMS. Unless a clear contrary intention appears, terms defined in SCHEDULE I have the same respective meanings when used in this Agreement.

     1.2 INTERPRETATION. In this Agreement, unless a clear contrary intention appears:

          (a) the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (c) reference to any gender includes each other gender;

          (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, restated,


                                      III-1
     extended, supplemented or otherwise modified in writing from time to time and, if applicable, the terms hereof and the other Credit Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (e)  reference  to any  applicable  Law means such  applicable  Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable Law means that provision of such applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (f) reference to any ARTICLE, SECTION, ANNEX, SCHEDULE or EXHIBIT means such ARTICLE or SECTION hereof or ANNEX, SCHEDULE or EXHIBIT hereto;

          (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular ARTICLE, SECTION or other provision hereof;

          (h) "including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (i) "or" is not exclusive; and

          (j) relative to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding."

     1.3 ACCOUNTING TERMS. In this Agreement, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     1.4 ROUNDING. Any financial ratios required to be maintained by the Fund pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 AUTHORITY OF ADVISER; ADVISER DISCLAIMER. The Fund hereby confirms that the Adviser has been duly authorized to act on its behalf for purposes of this Agreement and the Notes and to take all actions which the Fund is entitled or required to take hereunder or thereunder, including requesting the making of the Loans pursuant to SECTION 2, and executing and delivering Borrowing Base Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Bank hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under a Note, the Adviser


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is acting solely in its capacity as  investment  adviser for the Fund and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "ADVISER PERSONS") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement or the Note nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under the Note and (c) no Adviser Person shall be responsible in any manner to the Administrative Agent or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by the Adviser on behalf of the Fund in connection with this Agreement, including any Borrowing Base Certificate, and any certificate or notice furnished pursuant to SECTION 6.1 or 6.2 hereof; PROVIDED that, in the case of CLAUSES (b) and (c) above, the conduct of the Adviser Persons or any of them did not constitute gross negligence or willful misconduct.

                                   ARTICLE II

                                   THE CREDITS

     2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Fund from time to time on any Business Day during the period from the Refinancing Date to the Commitment Termination Date equal to its Pro Rata Share of the aggregate amount of the Borrowing requested by the Fund to be made on such day. The Commitment of each Bank and the outstanding principal amount of Loans made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on
SCHEDULE II (such amount as the same may be reduced under SECTION 2.5 or as a result of one or more assignments as permitted herein pursuant to SECTION 3.7 and SECTION 9.7, the Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount; and PROVIDED, FURTHER, that the aggregate principal amount of all Loans outstanding from time to time to the Fund shall not exceed the Borrowing Base for the Fund. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Fund may borrow under this SECTION 2.1, repay under the terms hereof and reborrow under this SECTION 2.1.

     2.2 NOTES. The Loans made by each Bank under its Commitment to the Fund shall be evidenced by a Note in the form of EXHIBIT 2.2. Each such Bank shall endorse on the schedules annexed to its Note the date and amount of each Loan made by it and the amount of each payment of principal made by the Fund with respect thereto. Each such Bank is irrevocably authorized by the Fund to so endorse such information on such schedules to its Note, and each Bank's record shall be conclusive absent manifest error; PROVIDED that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Obligations of the Fund hereunder or under any such Note to such Bank.

     2.3 PROCEDURE FOR BORROWING. (a) Each Borrowing shall be made upon the Fund's irrevocable written notice which notice must be received on a Business Day by the Administrative Agent prior (i) to 11:00 a.m. (Eastern time) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) prior to 8:30 a.m.


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(Eastern time) on the Borrowing Date for which a Loan is requested,  in the case of Base Rate Loans, specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof;

               (B) the requested Borrowing Date, which shall be a Business Day;

               (C) the Type of Loans comprising the Borrowing; and

               (D) the duration of the Interest Period applicable to any Offshore Rate Loans included in such notice. If the Loan Request fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

     In the event that more than one Loan Request is delivered on any Business Day, the Administrative Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of the Loan Requests will not exceed the Commitment Amount, process the Loan Requests in the order of receipt.

          (b) The Administrative Agent will promptly notify each Bank of its receipt of any Loan Request and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Fund at the Administrative Agent's Office by 11:00 a.m. (Eastern time) on the Borrowing Date requested by the Fund in funds immediately available to the Administrative Agent for deposit to the account which the Administrative Agent shall from time to time specify by notice to the Banks. The proceeds of all such Loans will then be made available promptly to the Fund by the Administrative Agent in accordance with written instructions provided to the Administrative Agent by the Fund in like funds as received by the Administrative Agent.

          (d) After giving effect to any Borrowing, there may not be more than five (5) different Interest Periods in effect.

     2.4 CONVERSION AND CONTINUATION ELECTIONS. The Fund may, upon irrevocable written notice or telephonic notice confirmed in writing within 24 hours to the Administrative Agent in accordance with SECTION 2.4(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount that is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount that is not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof);

PROVIDED that, if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced by payment, prepayment or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans and, on and after such date, the right of the Fund to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b) The Fund shall deliver a Conversion/Continuation Notice to be received by the Administrative Agent not later than (i) 11:00 a.m. (Eastern time) at least two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and
(ii) 8:30 a.m. on the Conversion/Continuation Date, if the Loans are to be continued or converted into Base Rate Loans, specifying:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Loans to be converted or continued;

               (C) the Type of Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c) The Administrative Agent will promptly notify each Bank of its receipt of a Conversion/Continuation Notice. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

          (d) Unless the Majority Banks otherwise agree, during the existence of a Default, the Fund may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

     2.5 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Fund may by written notice received by the Administrative Agent not later than 11:00 a.m. (Eastern time) on the third Business Day prior to the intended date of termination or reduction, terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the Commitment Amount then in effect. Once reduced in accordance with this Section, the Commitment Amount may not be increased. Any reduction of the Commitment Amount shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.6 PREPAYMENTS. (a) If at any time the outstanding principal balance of the Obligations shall exceed the Commitment Amount, the Borrowing Base or the maximum amount that the Fund is permitted to borrow under applicable Laws, the Fund shall immediately prepay the outstanding principal amount of the Loans in an amount equal to such excess, together with interest accrued thereon and amounts required under SECTION 3.4.

          (b) Subject to SECTION 3.4, the Fund may, at any time or from time to time, upon not less than three Business Days' irrevocable written notice to the Administrative Agent, ratably prepay Loans, in whole or in part, in minimum amounts of $1,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by the Fund, the Fund shall make such prepayment to the Administrative Agent, and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 3.4.

          (c) The Administrative Agent will promptly notify each Bank of its receipt of any such notice and of such Bank's Pro Rata Share of such prepayment.

          (d) Each prepayment of any Loans pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 3.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

     2.7 REPAYMENT. The Fund shall repay to the Administrative Agent for the benefit of the Banks on the Commitment Termination Date the aggregate principal amount of its Loans outstanding on such date.

     2.8 INTEREST. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate or the Offshore Rate, as the case may be, plus the Applicable Margin.

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under SECTION 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

          Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Credit Document, is not paid in full when due (whether at stated maturity or by acceleration, demand or otherwise), the Fund agrees to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by Law, payable on demand at a fluctuating rate per annum equal to the greater of (i) 2% in excess of the rate otherwise applicable and (ii) the Base Rate plus 2%.


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     2.9 FEES. (a) UP FRONT FEE. The Fund shall pay to the Arranger and the
Administrative Agent for the Arranger's and the Administrative Agent's respective account the fees provided for in the Fee Letter.

          (b) COMMITMENT FEES. The Fund shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to 0.125% per annum; PROVIDED that, during that period of time in which the Commitment Amount exceeds the Borrowing Base, the commitment fee shall accrue at a rate of 0.0625% per annum on an amount equal to the Commitment Amount minus the Borrowing Base. Such commitment fee shall accrue from the Closing Date to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on March 31, 2000 through the Commitment Termination Date, with the final payment to be made on the Commitment Termination Date; PROVIDED that, in connection with any reduction or termination of Commitments under SECTION 2.5, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times from and including the above-mentioned commencement date, including at any time during which one or more conditions in
ARTICLE IV are not met.

     2.10 COMPUTATION OF FEES AND INTEREST. (a) Computation of interest on Base Rate Loans when the Base Rate is determined by BofA's "prime rate" shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; PROVIDED that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Fund and the Banks in the absence of manifest error. The Administrative Agent will, at the request of the Fund or any Bank, deliver to the Fund or Bank, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

     2.11 PAYMENTS. (a) All payments to be made by the Fund shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Office and shall be made in Dollars and in immediately available funds no later than 11:00 a.m. (Eastern time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other


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applicable share as expressly  provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 11:00 a.m. (Eastern time) shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day (unless such Business Day shall be in the next calendar month, in which case payment shall be made on the prior Business Day), such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Fund prior to the date on which any payment is due to the Banks that the Fund will not make such payment in full as and when required, the Administrative Agent may assume that the Fund has made such payment in full to the Administrative Agent on such date in immediately available funds, and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Fund has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12 PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Fund the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Fund on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Fund such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Fund of such failure to fund, and upon demand by the Administrative Agent, the Fund shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that, if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Fund agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of the Fund in the amount of such participation. The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     2.14 SOURCE OF REPAYMENT. The parties hereto acknowledge that the Trust Agreement for the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston. The parties hereby agree that this Agreement is not executed on behalf of the trustees of the Fund as individuals, and that the Obligations of the Fund under this Agreement, the Notes and any claims, Obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund.

     Nothing in this SECTION 2.14 shall affect the Banks' rights against Adviser Persons as provided in SECTION 1.5.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 TAXES. (a) Any and all payments by the Fund to each Bank or the Administrative Agent under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Fund shall pay all Other Taxes.

          (b) The Fund agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes in connection with a payment by it (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by it under this Section) paid by the Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date the Bank or the Administrative Agent makes written demand therefor.

          (c) If the Fund shall be required by Law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Fund shall make such deductions and withholdings;

               (iii) the Fund shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Law; and

               (iv) the Fund shall also pay to the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within thirty (30) days after the date of any payment by the Fund of Taxes or Other Taxes, the Fund shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

          (e) If the Fund is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Fund which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.2 ILLEGALITY. (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable

Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Fund through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank gives notice, and the Bank agrees promptly to give such notice, to the Administrative Agent and the Fund when the circumstances giving rise to such determination no longer exist.

          (b) If a Bank reasonably determines that it is unlawful to maintain any Offshore Rate Loan, the Fund shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan, as provided in a notice from the Bank to the Fund. If the Fund is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Fund may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Fund may elect, by giving notice to the Bank through the Administrative Agent, that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise materially disadvantageous to such Bank.

     3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Bank reasonably determines that, due to the introduction of or any change in or in the interpretation of any Law or regulation or the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of Law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Fund shall be liable for, and shall from time to time upon demand (with a copy of such demand to be sent to the Administrative Agent) pay to the Administrative Agent, for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any guideline or request made subsequent to the date hereof with respect to any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) and such Bank determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or other Obligations under this Agreement, then, upon demand of such Bank to the Fund through the Administrative Agent, the Fund shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.4 FUNDING LOSSES. The Fund will reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may reasonably sustain or incur as a consequence of:

          (a) the failure of the Fund to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Fund to borrow, continue or convert a Loan after the Fund has given (or is deemed to have given) a Loan Request or a Conversion/Continuation Notice;

          (c) the failure of the Fund to make any prepayment in accordance with any notice delivered under SECTION 2.6; or

          (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Fund to the Banks under this Section and under SECTION 3.3(b), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 INABILITY TO DETERMINE RATES. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or that the Offshore Rate applicable pursuant to SECTION 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to any Bank of funding such Loan, the Administrative Agent will promptly so notify the Fund and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent gives notice (and, if appropriate, the Administrative Agent shall give such notice) to the Fund that adequate and reasonable means do exist for determining such Offshore Rate or such Offshore Rate does adequately and fairly reflect the costs to the Banks of funding such Loans. Upon receipt of such notice, the Fund may revoke any

Loan Request or Conversion/Continuation Notice then submitted by it. If the Fund does not revoke such Notice, the Banks shall make, convert or continue the Loans at the end of the applicable Interest Period, as proposed by the Fund, in the amount specified in the applicable notice submitted by the Fund, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans until the Administrative Agent revokes such notice.

     3.6 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this ARTICLE III shall deliver to the Fund (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and such certificate shall be conclusive and binding on the Fund in the absence of manifest error.

     3.7 SUBSTITUTION OF BANKS. Upon the receipt by the Fund from any Bank (an "AFFECTED BANK") of a claim for compensation under SECTION 3.1 or SECTION 3.3 or any circumstances exist with respect to such Bank described in SECTION 3.2, the Fund may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Fund to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "REPLACEMENT BANK"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (it being understood that no such other Bank shall in any way be required to effect any such acquisition and assumption); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and payment in full of all amounts due and owing hereunder to the Replacement Bank. Each Bank which is an Affected Bank agrees to execute the necessary documentation to assign its interest to a Replacement Bank upon five (5) days' written notice from the Fund after a Replacement Bank is identified.

     3.8 SURVIVAL. The agreements and Obligations of the Fund in this ARTICLE III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                         CONDITIONS TO EFFECTIVENESS OF
                     AMENDMENT AND RESTATEMENT AND BORROWING

     4.1 CONDITIONS TO EFFECTIVENESS. This amended and restated Agreement shall take effect from the first day that the Administrative Agent shall have received counterparts hereof signed by the Fund, the Administrative Agent and the Banks, and each of the conditions set forth in this SECTION 4.1 has been waived by the Administrative Agent and each Bank or met (the "REFINANCING DATE").

          (a) The Administrative Agent shall have received from the Fund a certificate, dated the Refinancing Date, of its Secretary or Assistant Secretary as to

               (i) resolutions of its board of trustees then in full force and effect authorizing the execution, delivery and performance of this Agreement, the

          Notes and each other Credit Document to be executed by it and the Fund's Trust Agreement and By-Laws;

               (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Agreement, the Notes and each other Credit Document executed by it;

               (iii) the Fund's valid existence as evidenced by a certificate issued by the Secretary of State of The Commonwealth of Massachusetts and appended to the relevant certificate of its Secretary or Assistant Secretary; and

               (iv) the fact that the agreements delivered by the Fund pursuant to SECTION 4.1(e) constitute all such agreements between the Fund and the Adviser as of such date;

upon which certificate the Administrative Agent and each Bank may conclusively rely as to the matters described in clauses (i) and (ii) until they shall have received a further certificate from the Fund canceling or amending such prior certificate.

          (b) The Administrative Agent shall have received, for the account of State Street Bank and Trust Company, a Note of the Fund duly executed and delivered by the Fund in the amount of such Bank's Commitment and made payable to the order of such Bank.

          (c) The Administrative Agent shall have received an opinion, dated the Refinancing Date and addressed to the Administrative Agent and all Banks, from Ropes & Gray, counsel to the Fund, substantially in the form of EXHIBIT 4.1(c), which the Fund hereby expressly authorizes and instructs such counsel to prepare and deliver.

          (d) The Administrative Agent shall have received evidence of payment of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Refinancing Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Refinancing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Fund and the Administrative Agent), including any such costs, fees and expenses then due and payable arising under or referenced in SECTION 2.9(a) and those then due and payable pursuant to SECTION 9.4.

          (e) The Administrative Agent shall have received copies of the investment advisory agreement between the Fund and the Adviser, together with all sub-advisory agreements, if any.

          (f) The Administrative Agent shall have received a Borrowing Base Certificate for the Fund completed as of a date that is no more than three (3) Business Days prior to the Refinancing Date.

          (g) The Administrative Agent shall have received copies of the most recent prospectus and statement of additional information for the Fund.

     4.2 ALL BORROWINGS. The obligation of each Bank to fund any Loan on the occasion of any Borrowing by the Fund shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 4.2.

          (a) No Default shall have occurred and be continuing with respect to the Fund on such date of Borrowing.

          (b) The  representations  and  warranties  of the  Fund  contained  in
ARTICLE V (except to the extent such representations and warranties relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) shall be true and correct in all material respects on and as of the date of such Borrowing, both immediately before and after giving effect to such Borrowing, as if then made.

          (c) The Administrative Agent shall have received a duly completed Loan Request for such Borrowing, which shall include a listing of the assets of the Fund as of the most recently completed calendar week together with the most recent valuations thereof. Each of the delivery of a Loan Request and the acceptance by the Fund of the proceeds of such Borrowing shall constitute a representation and warranty by the Fund that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or continuation or conversion, as the case may be, the statements made in SECTIONS 4.2(a), (b), (d) and (e) are true and correct.

          (d) Both before and after the Loan in question, the Fund's Asset Coverage Ratio shall be at least 3 to 1.

     Any instrument, agreement or other document to be received by the Administrative Agent pursuant to this ARTICLE IV, and any other condition precedent required to be met or satisfied under this ARTICLE IV, shall be in form and substance reasonably satisfactory to the Administrative Agent and each Bank and in sufficient copies for each Bank.

     4.3 CONSEQUENCES OF EFFECTIVENESS, ETC. On the Refinancing Date, the Existing Credit Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date the rights and obligations of the parties hereto shall be governed by this amended and restated Agreement; PROVIDED that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Existing Credit Agreement. On the Refinancing Date, the Pro Rata Share of each Bank shall immediately become the percentage set forth opposite the name of such Bank on SCHEDULE II. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Existing Credit Agreement shall become a party to this Agreement.

     4.4 REALLOCATION OF LOANS. On the Refinancing Date, each Bank that is not a party to the Existing Credit Agreement shall deliver to the Administrative Agent immediately available funds to cover its Loans which will equal such Bank's percentage of the aggregate principal amount of Loans outstanding under this Agreement immediately after the occurrence of the Refinancing.

     4.5 AMOUNTS OUTSTANDING UNDER THE ORIGINAL CREDIT AGREEMENT DEEMED TO BE LOANS UNDER THIS AGREEMENT. The principal amounts of Loans, if any, owing by the Fund under the Existing Credit Agreement as at the Refinancing Date to each Bank that is a party thereto (as reallocated pursuant to this Agreement) shall be deemed to be Loans made by that Bank hereunder.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks and the Administrative Agent to enter into this Agreement and to make Loans hereunder, the Fund represents and warrants unto the Administrative Agent and each Bank with respect to itself as set forth in this ARTICLE V. The representations and warranties contained in this ARTICLE V shall be deemed to be repeated each time that the Fund requests that a Loan be made as provided in ARTICLE IV.

     5.1 EXISTENCE. The Fund is a closed-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the Laws of the state of its organization. The Fund is in good standing and is duly qualified to do business in The Commonwealth of Massachusetts. The Fund's shares have been and will be duly authorized, validly issued, fully paid and non-assessable.

     5.2 AUTHORIZATION. The Fund is duly authorized to execute and deliver this Agreement and the Notes and, so long as this Agreement shall remain in effect with respect to it, the Fund will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its Obligations under this Agreement and the Notes. The execution, delivery and performance by the Fund of this Agreement and the Notes and the borrowing of the Loans do not and will not require any consent or approval of or registration with any governmental agency or authority.

     5.3 NO CONFLICTS. The execution, delivery and performance by the Fund of this Agreement and the Notes do not and, so long as this Agreement shall remain in effect with respect to them, will not (i) conflict with any provision of Law,
(ii) conflict with the Trust Agreement, (iii) conflict with any agreement binding upon it, (iv) conflict with the Fund's most recent prospectus or its most recent statement of additional information, (v) conflict with any court or administrative order or decree applicable to it or (vi) require or result in the creation or imposition of any Lien on any of the Fund's assets.

     5.4 VALIDITY AND BINDING EFFECT. This Agreement is, and the Notes when duly executed and delivered will be, the legal, valid and binding Obligation of the Fund, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar Laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     5.5 NO DEFAULT. The Fund is not in default under any agreement or instrument to which it is a party or by which any of its properties or assets is bound or affected, other than minor defaults that could not reasonably be expected to result in a Material Adverse Change. To the best of its knowledge, no Default with respect to it has occurred and is continuing.

     5.6 FINANCIAL STATEMENTS. The most recent audited Statement of Assets and Liabilities of the Fund and the most recent semi-annual asset statement, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent Statement of Assets and Liabilities and such semi-annual asset statement, there has been no Material Adverse Change.

     5.7 LITIGATION. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to result in a Material Adverse Change are pending against the Fund or, to the best of its knowledge, threatened against or are affecting it, except those referred to in
EXHIBIT 5.7-1. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in SECTION 5.6 or listed on EXHIBIT 5.7-2, to the best of its knowledge, it has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

     5.8 LIENS. None of the property, revenues or assets of the Fund is subject to any Lien, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or for it in connection with the trustees' and officers' errors and omissions liability insurance policy of the Fund, (iv) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed-delivery securities or other authorized investments, (v) Liens arising under any custodian agreement to which it is a party and (vi) Liens in connection with Financial Contracts.

     5.9 PARTNERSHIPS. The Fund is not a general partner or joint venturer in any partnership or joint venture.

     5.10 PURPOSE. The proceeds of the Loans will be used by the Fund to provide liquidity to make quarterly redemption of its shares, to acquire bank loans and for temporary or emergency purposes, which purposes are permitted under the Act and by its prospectus and statement of additional information. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of FRB Regulation T, U or X. The Fund is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. The Fund acknowledges that Loans made to it may be deemed by the FRB to be "purpose loans" under Regulation U because of the status of the Trust as an investment company (or the functional equivalent thereof).

     5.11 COMPLIANCE AND GOVERNMENT APPROVALS. The Fund is in compliance with all statutes and governmental rules and regulations applicable to it, including the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Change. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery or performance by the Fund of this Agreement, the Notes or any of the other Credit Documents and the Borrowings, other than those which have been obtained or made.

     5.12 PENSION AND WELFARE PLANS. The Fund has not established or maintained, nor is it liable under, any Plan.

     5.13 TAXES. The Fund has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. The Fund is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) which might be material in amount to it. The Fund has substantially complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to its shareholders.

     5.14 SUBSIDIARIES; INVESTMENTS. The Fund does not have Subsidiaries or equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business.

     5.15 FULL DISCLOSURE. No representation or warranty contained in this Agreement or in any other document or instrument furnished by the Fund to the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein taken as a whole not misleading as of the date when made in light of the circumstances in which the same were made.

     5.16 INVESTMENT POLICIES. The Fund's assets are being invested substantially in accordance with the investment policies and restrictions set forth in its most recent prospectus and its most recent statement of additional information. Less than 25% of the Market Value of the assets of the Fund, not including shares of the Fund itself, consists of "margin stock" as defined in Regulation U.

     5.17 TAX STATUS. The Fund has taken all steps reasonably necessary to maintain its status as a regulated investment company under the Code with respect to net investment income and net capital gains.

     5.18 STATUS OF LOANS. The Fund's Obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Indebtedness and will rank at least pari passu in priority of payment with all of its other present and future unsecured and unsubordinated Indebtedness.

     5.19 PROSPECTUS. The asset coverage restrictions and diversification requirements to which the Fund is subject set forth in its prospectus are not more restrictive than the provisions of SECTIONS 6.12 and 6.25.

     5.20 AFFILIATED PERSON. To the best of the knowledge of the Fund as of the date hereof, it is not an "Affiliated Person" or an "Affiliated Person" of such an "Affiliated Person", as defined in the Act, of any Bank party to the Agreement as of the date hereof.

                                   ARTICLE VI

                                    COVENANTS

     From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations other than those expressly stated to survive expiration or termination of this Agreement have been paid or performed in full, the Fund shall perform the Obligations made applicable to it in this ARTICLE VI.

     6.1 FINANCIAL STATEMENTS AND OTHER REPORTS. The Fund shall deliver to the Administrative Agent, with sufficient copies for each Bank:

          (a) As soon as available and in any event within sixty (60) days after each of its Fiscal Years, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who, in the commercially reasonable judgment of the Majority Banks, shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Banks such accountant's understanding that the Banks are relying on such Statement of Assets and Liabilities, (ii) containing a computation of, and showing compliance with, the financial and diversification ratios and requirements contained in SECTIONS 6.12, 6.23, 6.24 and 6.25 and
(iii) to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

          (b) Within sixty (60) days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

          (c) Within fifteen (15) days after the end of each calendar month, (i) a certificate substantially in the form of EXHIBIT 6.1 ("BORROWING BASE CERTIFICATE") setting forth its (A) borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate) ("BORROWING BASE") and
(B) Asset Coverage Ratio as of the last day of such calendar month and (ii) a certificate signed by an Authorized Officer certifying that (A) to the best of such Person's knowledge, no Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same and (B) attached thereto is a list of assets held by the Fund as of the end of such calendar month together with valuations of such assets;

          (d) Within fifteen (15) days following the filing thereof, any preliminary proxy materials filed with the Securities and Exchange Commission; and

          (e) Promptly from time to time such other reports or information as any of the Banks may reasonably request.

     6.2 NOTICES. The Fund shall notify the Administrative Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

          (a) the occurrence of a Default or any Material Adverse Change;

          (b) the institution of any litigation, arbitration proceeding or governmental proceeding which is likely to result in a Material Adverse Change;

          (c) the entry of any judgment or decree against it if the aggregate amount of all judgments and decrees then outstanding against it exceeds the lesser of 5% of its Net Asset Value or $3,000,000 after deducting (i) the amount with respect to which it is insured and with respect to which the insurer has assumed responsibility in writing and (ii) the amount for which it is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

          (d) the occurrence of a change of its name (whether of its legal name or a "d/b/a" designation). The Fund shall promptly execute and deliver to each Bank a new Note for execution in its new name, together with such other documents in connection therewith as the Banks shall reasonably request;

          (e) the approval by the board of trustees of the Fund of a change in the Fund's Adviser, distributor, administrator, custodian (unless such custodian is a Bank) or independent accountant, or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser; PROVIDED that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder;

          (f) within fifteen (15) days following any change in its investment policies (other than minor changes not relevant to the interests of the Banks hereunder), a copy of such change; and

          (g) the occurrence of such other events as the Banks may from time to time reasonably specify.

     6.3 EXISTENCE. The Fund, except as specified in SECTION 6.11(A), shall maintain and preserve its existence as a registered non-diversified, continuously offered, interval redemption investment company within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course.

     6.4 NATURE OF BUSINESS. The Fund shall continue in, and limit its operations to, the business of a closed-end management investment company, within the meaning of the Act, and maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including its registration with the Securities and Exchange Commission under the Act as a closed-end investment company.

     6.5 BOOKS, RECORDS AND ACCESS. The Fund shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, the Fund shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make copies of such books and records.

     6.6 INSURANCE. The Fund shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon the request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Fund in accordance with this Section.

     6.7 FUNDAMENTAL INVESTMENT POLICIES. (a) The Fund, without prior written notice to the Administrative Agent of at least thirty (30) days, shall not rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (a "PROPOSED CHANGE"). If, in the reasonable judgment of the Majority Banks, such proposed change will result in a change in the Banks' analysis of the creditworthiness of the Fund, the Administrative Agent shall notify the Fund of such decision; thereafter, if such proposed change with respect to the Fund is implemented, the Loans shall become immediately due and payable.

          (b) The Fund's investment in any of its assets shall be made in accordance with its investment policies and the restrictions set forth herein and in its most recent prospectus.

     6.8 TAXES. The Fund shall pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and it shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. The Fund shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

     6.9 COMPLIANCE. The Fund shall comply in all material respects with all statutes and governmental rules and regulations applicable to it, including the Act.

     6.10 PENSION PLANS. The Fund shall not enter into, or incur any liability relating to, any Plan.

     6.11 MERGER, PURCHASE AND SALE. The Fund shall not (a) be a party to any merger or consolidation; (b) except for sales or other dispositions of portfolio assets in the ordinary course of its business or to meet shareholder redemption requests, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; or (c) purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of the Majority Banks, which consent shall not be unreasonably withheld. For purposes of this SECTION 6.11 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Fund only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Fund (other than in the normal course of business or in a manner otherwise consistent with the Fund's investment policies) during the same Fiscal Year, exceeds 15% of the Fund's Total Assets determined as of the end of the immediately preceding Fiscal Year.

     6.12 ASSET COVERAGE RATIO. The Fund shall not at any time permit its Asset Coverage Ratio to be less than 3 to 1 or such other more restrictive ratio as may be set forth in any prospectus with respect to the Fund; PROVIDED that the Fund shall not be in breach of this SECTION 6.12 if it shall concurrently with such breach make the prepayment required in SECTION 2.6(a).

     6.13 LIENS. The Fund shall not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired by it, except (i) Liens in favor of the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by or on behalf of the Fund in connection with the Fund's trustees' errors and omissions liability insurance policy, (iv) Liens incurred in the ordinary course of business in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed-delivery securities or other authorized investments, (v) Liens arising under any custodian agreement to which the Fund is a party and
(vi) Liens in connection with Financial Contracts; PROVIDED, HOWEVER, the value of any of its assets subject to a Lien shall be excluded from calculation of its Borrowing Base. The Fund shall not permit "margin stock" as defined in Regulation U (not including shares of the Fund itself) to constitute 25% or more of the Market Value of the assets of the Fund.

     6.14 GUARANTIES. The Fund shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any Obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

     6.15 OTHER AGREEMENTS. The Fund shall not enter into any agreement containing any provision that would be violated or breached by performance of its Obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     6.16 TRANSACTIONS WITH RELATED PARTIES. The Fund shall not enter into or be a party to any transaction or arrangement, including the purchase, sale, loan, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party; PROVIDED that any such transaction must be made in substantial compliance with Section 17 of the Act, the rules thereunder or an exemption therefrom.

     6.17 OTHER INDEBTEDNESS. The Fund shall not incur or permit to exist any Indebtedness other than (i) the Loans; (ii) other unsecured Indebtedness that is no more than pari passu in priority of payment with Indebtedness incurred or to be incurred in the form of Loans so long as such other unsecured Indebtedness, together with all other Indebtedness of the Fund, shall not cause the Fund to have an Asset Coverage Ratio of less than 3 to 1 and either the provisions of such Indebtedness shall not be more restrictive than the provisions hereof or the provisions hereof shall be amended to be as restrictive as such Indebtedness; (iii) Indebtedness incurred in connection with Liens permitted by
SECTION 6.13; (iv) Indebtedness owing to its custodian; and (v) other Indebtedness approved in writing by the Majority Banks.

     6.18 CHANGES TO ORGANIZATION DOCUMENTS, ETC. The Fund shall not make or permit to be made any material adverse changes to its Organization Documents without the prior written consent of the Majority Banks.

     6.19 VIOLATION OF INVESTMENT RESTRICTIONS, ETC. The Fund shall not violate or take any action which would result in a violation of any of the investment restrictions or fundamental investment policies of the Fund as from time to time in effect.

     6.20 PROCEEDS OF LOANS. None of the proceeds of the Loans shall be used directly for the purpose, whether immediate, incidental or ultimate, of acquiring any "margin stock" within the meaning of Regulation U. The proceeds of the Loans will be used by the Fund to provide liquidity to make quarterly redemption of its shares, to acquire bank loans and meet temporary or emergency needs.

     6.21 ADVISER. The Fund shall maintain Stein Roe & Farnham Incorporated or one of its Affiliates as Adviser to it.

     6.22 SERVICE PROVIDERS TO FUND. The Fund not shall change its custodian, accountant or administrator unless the Majority Banks provide their prior written consent to such change, which consent shall not be withheld unless, based upon their reasonable judgment, the Majority Banks in good faith conclude that such change will result in a change in the creditworthiness of the Fund.

     6.23 LIQUIDITY. The Fund shall at all times cause the aggregate of its cash, its Cash Equivalent Investments and/or amounts available to be drawn by it under this Agreement to equal at least 100% of the amounts that it may be required to provide pursuant to revolving credit arrangements held by it as assets.

     6.24 MINIMUM NET ASSET VALUE. The Fund shall at all times maintain a Net Asset Value of not less than $75,000,000.

     6.25 DIVERSIFICATION REQUIREMENTS. The Fund shall not permit obligations of obligors in a single Industry held by the Fund to represent more than 25% of the Total Assets of the Fund; PROVIDED that, in the case of loan participations, the financial institutions that sell such participations, in their capacity as participating financial institutions shall not be deemed to be an Industry.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of
Default:

          (a) Default in payment by the Fund (i) when and as required to be paid herein of any amount of principal of any Loan or (ii) within five (5) days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Credit Document.

          (b) Default by the Fund in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, the Fund in excess of 5% of the Fund's then-current Net Asset Value.

          (c) Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, the Fund or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of 5% of the Fund's then-current Net Asset Value.

          (d) Default by the Fund in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to applicable grace periods, if any, having expired) of (i) any Obligation or agreement of the Fund to or with the Banks (other than any Obligation or agreement of the Fund hereunder or under the Notes) or (ii) any material obligation or agreement of the Fund to or with any other Person, except only to the extent that the existence of any such default is being contested by the Fund in good faith and by appropriate proceedings and the Fund shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; PROVIDED that the amount of such obligation arising from any default is in excess of 5% of the Fund's then-current total Net Asset Value.

          (e) The Fund (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing.

          (f) (i) Any involuntary Insolvency Proceeding is commenced or filed against the Fund, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Fund admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. Law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

          (g) The Fund shall default in the  performance of its agreement  under
SECTION 6.4, 6.11, 6.12 or 6.25.

          (h) The Fund shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this SECTION 7.1), and such default shall continue for thirty (30) days after notice thereof to the Fund from the Administrative Agent.

          (i) Any representation or warranty made by the Fund herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

          (j) There shall be entered against the Fund one or more judgments or decrees which, when taken together, will exceed the lesser of (x) 5% of the Fund's then-current Net Asset Value and (y) $3,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged less than thirty (30) calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which the Fund is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which the Fund is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

          (k) The Fund shall no longer be in compliance with all material provisions of the Act after giving effect to all notice, cure and contest periods thereunder.

          (l) Stein Roe & Farnham Incorporated or one of its Affiliates ceases to be the Fund's Adviser.

          (m) The Fund shall violate or take any action that would result in a violation of any of its investment restrictions or fundamental investment policies as from time to time in effect, except for violations or the taking of such actions that could not reasonably be expected to result in a Material Adverse Change.

          (n) There occurs a Change in Control of the Fund's Adviser.

          (o) A Material Adverse Change shall have occurred.

     7.2 REMEDIES. If any Event of Default described in SECTION 7.1 shall have occurred and be continuing, the Administrative Agent, upon the direction of the Majority Banks, shall declare the Commitments to be terminated and the Fund's Obligations under its Notes to be due and payable, whereupon such Commitments shall immediately terminate with respect to the Fund and the Fund's Notes shall become immediately due and payable, all without advance notice of any kind (except that, if an event described in SECTION 7.1(e) or SECTION 7.1(f) occurs, the Commitments shall immediately terminate with respect to the Fund and the Obligations under the Notes with respect to the Fund shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise the Fund of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against the Fund under the Credit Documents or applicable Law.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     8.1 APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT. Each Bank hereby irrevocably (subject to SECTION 8.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     8.3 LIABILITY OF THE ADMINISTRATIVE AGENT. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Banks for any recital, statement, representation or warranty made by the Fund or any Subsidiary or Affiliate of the Fund, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of Fund or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Fund or any of the Fund's Subsidiaries or Affiliates.

     8.4 RELIANCE BY THE ADMINISTRATIVE AGENT.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Fund), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Majority Banks or all Banks, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks. Where this Agreement expressly permits or prohibits an action unless the Majority Banks otherwise determine, and in all other instances, the Administrative

Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Banks.

          (b) For purposes of determining compliance with the conditions specified in SECTION 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

     8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Fund referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by Requisite Banks in accordance with SECTION 7.2; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Banks.

     8.6 CREDIT DECISION; DISCLOSURE OF INFORMATION BY THE ADMINISTRATIVE AGENT. Each Bank acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Fund, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank as to any matter, including whether the Administrative Agent-Related Persons have disclosed material information in their possession. Each Bank, including any Bank by assignment, represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Fund, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Fund hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Fund. Except for notices, reports and other documents expressly required to be furnished to Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Fund which may come into the possession of any of the Administrative Agent-Related Persons.

     8.7 INDEMNIFICATION OF THE ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of the Fund and without limiting the obligation of the Fund to do
so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Fund. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     8.8 ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Fund and its Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Fund or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Fund or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were no

     8.9 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks which successor administrative agent shall be approved by the Fund. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Fund, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated.
After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE 8 and SECTIONS 10.3 and
10.11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and Banks shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent with respect to any departure by the Fund therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Fund and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment or consent shall, unless in writing and signed by all the Banks and the Fund and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitments of any Bank (or reinstate any Commitment(s) terminated pursuant to SECTION 7.1);

          (b) postpone or delay any date fixed by this Agreement or any other Credit Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Credit Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to CLAUSE (ii) below) any fees or other amounts payable hereunder or under any other Credit Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, SECTION 2.13, SECTION 6.12, the definition of "Asset Coverage Ratio" (or any defined term as it is used in such definition) or any provision herein providing for consent or other action by all Banks;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     9.2 NOTICES. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; PROVIDED that any matter transmitted by the Fund by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE III and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed by certified mail return receipt requested postage prepaid, faxed or delivered to the address or facsimile number specified for notices on SCHEDULE III, or, as directed to the Fund or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Fund and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail by certified mail return receipt requested, or if delivered, upon delivery; PROVIDED that notices pursuant to ARTICLE II or VIII shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Fund. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Fund to give such notice, and the Administrative Agent and the Banks shall not have any liability to the Fund or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The Obligation of the Fund to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

     9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     9.4 COSTS AND EXPENSES. The Fund shall, whether or not the transactions contemplated herein are consummated, (a) pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of the Credit Documents and the syndication of the Commitments thereunder, and the development, preparation, negotiation and execution of any amendment, waiver, consent, supplement or modification to, any Credit Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including reasonable Attorney Costs, and (b) pay or reimburse the Administrative Agent and each Bank for all costs and expenses incurred in connection with any refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement, or preservation of any rights under any Credit Documents, and any other documents prepared in connection herewith or therewith, or in connection with any refinancing, or restructuring of any such documents in the nature of a "workout" or of any insolvency or bankruptcy proceeding, including Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Bank. Such costs and expenses shall also include administrative costs of the Administrative Agent reasonably attributable to the administration of the Credit Documents to the extent agreed upon by the Fund and the Administrative Agent in a separate agreement. Any amount payable by the Fund under this Section shall bear interest from the second Business Day following the date of demand for payment at a fluctuating rate per annum equal to the greater of (i) 2% in excess of the rate otherwise applicable to the Loans and
(ii) the Base Rate plus 2%, unless waived by the Administrative Agent. The agreements in this Section shall survive repayment of all Obligations.

     9.5 FUND INDEMNIFICATION. (a) Whether or not the transactions contemplated hereby are consummated, the Fund shall indemnify and hold the Administrative Agent-Related Persons (including the Arranger and its Affiliates), and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, including the use of the Commitments or the use of the proceeds of the Loans, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that the Fund shall not have an Obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          (b) Promptly after receipt by an Indemnified  Person under  subsection
(a) above of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Fund under such subsection, notify the Fund in writing of the commencement thereof, but the omission so to notify the Fund shall not relieve it from any liability which it may have to any Indemnified Person otherwise than under such subsection. In case any such action shall be brought against any Indemnified Person and it shall notify the Fund of the commencement thereof, the Fund shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the
Fund), and after notice from the Fund to such Indemnified Person of its election so to assume the defense thereof; PROVIDED that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnified Person, the consent of which shall not be unreasonably withheld.

          (c) The agreements in this SECTION 9.5 shall survive payment of all other Obligations.

     9.6 PAYMENTS SET ASIDE. To the extent that the Fund makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of setoff, and such payment or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     9.7 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Fund, the Administrative Agent and the Banks and their respective successors and assigns, except that the Fund may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Banks. Any Bank may at any time, subject to payment to the Administrative Agent of a fee of $3,500 and the Fund's consent, which consent shall not be unreasonably withheld, assign to a bank (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of or an affiliate (as defined in the Act) of such an affiliate of the Fund or the Adviser (the "ASSIGNEE") all of its rights under this Agreement and its Note.

          (b) Any Bank may at any time grant to one or more banks (as defined in Section 2(a)(5) of the Act) not an affiliate (as defined in the Act) of the Fund or the Adviser (each a "PARTICIPANT") participating interests in its Commitments or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Fund, such Bank shall remain responsible for the performance of its obligations hereunder, and the Fund shall continue to deal solely and directly with such Bank in connection with the Bank's rights and obligations under this Agreement. Any agreement pursuant to which such Bank may grant such a participating interest shall provide that the Bank shall retain the sole right and responsibility to enforce the Obligations of the Fund hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement which (i) reduces the principal of or rate of interest on any Loan or fees hereunder, (ii) postpones the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iii) increases the commitment of the Participant without the consent of the Participant. The Fund agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of
ARTICLE III with respect to its participating interest.

          (c) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release such Bank from its obligations hereunder.

          (d) No Assignee, Participant or other transferee of a Bank's rights shall be entitled to receive any greater payment under SECTION 3.1 and SECTION
3.3 hereof than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Fund's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

     9.8 CONFIDENTIALITY. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all written information identified as "confidential" or "secret" by the Fund and provided to it by or on behalf of the Fund, or by the Administrative Agent on the Fund's behalf, under this Agreement or any other Credit Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank or (ii) was or becomes available on a non-confidential basis from a source other than the Fund; PROVIDED that such source is not bound by a confidentiality agreement with the Fund known to such Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other legal process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (F) to such Bank's independent auditors and other professional advisers; (G) to any Participant or Assignee, actual or potential; PROVIDED that such Person agrees in writing to keep such information confidential to the same extent as required by the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Fund is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     9.9 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists and is continuing or the Loans have been accelerated pursuant to the terms of the Credit Documents, each Bank is authorized at any time and from time to time, without prior notice to the Fund (any such notice being waived by the Fund to the fullest extent permitted by Law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Fund against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Fund and the Administrative Agent after any such set-off and application made by such Bank; PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     9.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     9.12 SURVIVAL. The Obligations of the Fund under SECTIONS 2.9, 3.1, 3.3 and
3.4 and SECTIONS 9.4 and 9.5, and the  obligations  of the Banks under  SECTIONS
8.7 and 9.8, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Fund in this Agreement and in each other Credit Document shall survive the execution and delivery of this Agreement and each such other Credit Document.

     9.13 DISCLAIMER. None of the shareholders, trustees, officers, employees and other agents of the Fund shall be personally bound by or liable for any indebtedness, liability or Obligation hereunder or under the Notes, nor shall resort be had to their private property for the satisfaction of any Obligation or claim hereunder. Nothing in this SECTION 9.13 shall affect the Bank's rights against Adviser Persons as provided in SECTION 1.4.

     9.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     9.15 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Fund, the Banks, the Administrative Agent and the Administrative Agent-Related Persons, and their permitted successors and assigns, and no other

Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Credit Documents.

     9.16 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE FUND, THE BANKS AND THE AGENT CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE FUND, THE BANKS AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE FUND, THE BANKS AND THE AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     9.17 WAIVER OF JURY TRIAL. THE FUND, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE FUND, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

     9.18 USURY. Notwithstanding anything to the contrary contained in any Credit Document, the interest and fees paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If Administrative Agent or any Bank shall receive interest or a fee in an amount that exceeds the Maximum Rate, the excessive interest or fee shall be applied to the principal of the Outstanding Obligations or, if it exceeds the unpaid principal, refunded to the Fund. In determining whether the interest or a fee contracted for, charged, or received by Administrative Agent or a Bank exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations.

     9.19 ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding among the Fund, the Banks and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     9.20 CONTINUING EFFECTIVENESS, ETC. After the Refinancing Date, all references in the Credit Documents or other similar documents to "Credit Agreement" or words of like import shall refer to this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under any of the other Credit Documents, nor constitute a waiver of any provision of the Credit Documents.

     9.21 FACSIMILE EXECUTION. One or more executed counterparts of this Agreement or any document or instrument related hereto may be delivered by facsimile, with the intention that such counterparts have the same effect as an original executed counterpart hereof or thereof. Any party hereto delivering an executed counterpart of this Agreement or any related document or instrument by facsimile, shall promptly provide an original of such executed counterpart to the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                LIBERTY FLOATING RATE ADVANTAGE FUND


                                By:_____________________________
                                Title:____________________________

                                BANK OF AMERICA, N.A., as Administrative Agent
                                  and as a Bank


                                By:__________________________________
                                Title:_________________________________

                                STATE STREET BANK AND TRUST COMPANY


                                By___________________________________
                                Title__________________________________

                                   SCHEDULE I

                                   DEFINITIONS

     "ACT" means the Investment Company Act of 1940.

     "ADMINISTRATIVE AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 8.9.

     "ADMINISTRATIVE AGENT-RELATED" Persons" means the Administrative Agent (including any successor agent), together with its Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE III in relation to the Administrative Agent or such other address or account as the Administrative Agent hereafter may designate by written notice to the Fund and the Banks.

     "ADVISER" means Stein Roe & Farnham Incorporated, a Delaware corporation or any of its Affiliates as investment adviser, sub-adviser or administrator to the Fund.

     "ADVISER PERSONS" is defined in Section 1.4.

     "AFFECTED BANK" is defined in Section 3.7.

     "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, another Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract, or otherwise.

     "AGREEMENT" means this Credit Agreement.

     "APPLICABLE MARGIN" means,

          (i) with respect to Base Rate Loans, 0.00%; and

          (ii) with respect to Offshore Rate Loans, 0.55%.

     "ARRANGER" means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

     "ASSET COVERAGE RATIO" means, at any time, the "asset coverage" (as defined in Section 18(h) of the Act) of the Loans. In calculating Total Assets for the purpose of determining asset coverage (a) loans ascribed a Market Value of less than 85% of par shall be deemed to have a value of 75% of Market Value; (b) those portions of loans ascribed a Market Value of less than 85% of par that in the aggregate represent more than 10% of Total Assets shall be deemed to have a value of zero; (c) the following assets shall be deemed to have a value of zero:
(i) assets subject to Liens; (ii) subordinated loans; (iii) those portions of unsecured loans that in the aggregate represent more than 5% of Total Assets (such loans to be valued for this purpose at their Market Value); (iv) unsecured loans ascribed a Market Value of less than 95% of par; (v) non-Dollar denominated assets; (vi) assets of obligors domiciled in countries other than the United States, Australia, Canada, France, Germany, Italy or the United Kingdom; (vii) equity securities; and (viii) warrants; and (d) the following assets shall be deemed to have a value of zero: (i) those portions of the three largest loans held by the Fund (valued for this purpose at their Market Value) that in the aggregate represent more than 30% of the Total Assets of the Fund, if any, and (ii) that portion of any other loan held by the Fund (valued for this purpose at its Market Value) the percentage of Total Assets of which represents more than the lesser of 7.5% of Total Assets and the percentage of Total Assets represented by the third largest loan of the Fund as contemplated by clause (d)(i). For purposes of this definition, multiple investments in loans of one Person and its Affiliates (excluding for this purpose loan participations purchased from a single participating financial institution) shall be considered a single loan.

     "ASSIGNEE" is defined in Section 9.7(b).

     "ATTORNEY COSTS" means and includes any and all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "AUTHORIZED OFFICER" means, relative to the Fund, those of its officers or agents whose signatures and incumbency shall have been certified to the Administrative Agent and the Banks pursuant to SECTION 4.1(a).

     "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978.

     "BANKS" is defined in the PREAMBLE.

     "BASE RATE" means a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "reference rate." Such rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BofA" is defined in the PREAMBLE.

     "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to the Fund on the same day by the Banks under ARTICLE II and, other than in the case of Base Rate Loans, having the same Interest Period.

     "BORROWING BASE" has the meaning set forth in SECTION 6.1(c).

     "BORROWING BASE CERTIFICATE" means a Borrowing Base Certificate as defined in SECTION 6.1(c) and substantially in the form of EXHIBIT 6.1 attached hereto.

     "BORROWING DATE" means any date on which a Borrowing occurs under SECTION 2.3.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte are authorized or required by Law to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the offshore Dollar interbank market.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other Law, rule or regulation, whether or not having the force of Law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     "CASH EQUIVALENTS" means:

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

          (b) any commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Fund) organized under the Laws of any state of the United States or of the District of Columbia and rated "A-1" by Standard & Poor's Ratings Group or "P-1" by Moody's Investors Service, Inc., or (ii) any of the Banks (or its holding company);

          (c) any certificate of deposit or bankers' acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any of the Banks; or

          (d) any repurchase agreement entered into with any of the Banks (or other commercial banking institution of the stature referred to in CLAUSE
(c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (a) through (c), and (ii) has a Market Value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank (or other commercial banking institution) thereunder.

     "CHANGE IN CONTROL" means with respect to any Person any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of such Person (the "TARGET") representing 20% or more of the combined voting power of the Target's then-outstanding securities; (ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets.

     "CLOSING DATE" means February 9, 2000.

     "CODE" means the Internal Revenue Code of 1986.

     "COMMITMENT" means, relative to any Bank, such Bank's obligation to make Loans pursuant to SECTION 2.1.

     "COMMITMENT AMOUNT" means $100,000,000, as such amount may be adjusted from time to time.

     "COMMITMENT TERMINATION DATE" means the earliest to occur of:

          (a) December 15, 2003;

          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement; and

          (c) the date on which any Event of Default described in SECTION 7.1(e) or SECTION 7.1(f) occurs.

     Upon the occurrence of any event described in CLAUSE (b) or (c) above, the Commitments shall terminate automatically and without further action.

     "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person

(the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

     "CONTINUATION/CONVERSION   NOTICE"  means  a  notice  of   continuation  or
conversion and certificate duly executed by an Authorized Officer of the Fund, substantially in the form of EXHIBIT 2.4.

     "CREDIT DOCUMENTS" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

     "DEFAULT" means any Event of Default or any condition, occurrence or event which, with notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

     "DOLLAR" and the symbol "$" mean the lawful money of the United States.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate."

     "EVENT OF DEFAULT" means any of the events described in SECTION 7.1.

     "EXCHANGE ACT" has the meaning specified in the definition of "Change in Control."

     "EXISTING CREDIT AGREEMENT" is defined in the preamble.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to BofA on such day on such transactions as determined by the Administrative Agent.

     "FEE LETTER" means the letter agreement dated November 13, 2000 among the Arranger, BofA and the Fund and referred to in SECTION 2.9.

     "FINANCIAL  CONTRACTS"  shall mean  option  contracts,  futures  contracts, options on futures contracts, forward foreign currency exchange contracts, options on foreign currencies, repurchase agreements, reverse repurchase agreements, securities lending arrangements, short sale transactions, Swap Contracts, when-issued securities, loans and other permitted investments.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on the last day of such twelve-month period; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "2000 Fiscal Year") refer to the Fiscal Year ending on August 31 during such calendar year.

     "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

     "FUND" means Liberty Floating Rate Advantage Fund and its successors and assigns permitted pursuant to Section 9.7(a).

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

     "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in CLAUSES (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in CLAUSES (a) through (g) above; (j) all Contingent Obligations; and (k) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined.

     "INDEMNIFIED LIABILITIES" is defined in SECTION 9.5.

     "INDEMNIFIED PERSONS" is defined in SECTION 9.5.

     "INDUSTRY" means each type of business operation classified as an "industry" by the Fund in accordance with the Act, the rules and regulations under the Act and the Fund's then-current prospectus or Statement of Additional Information.

     "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign Law, including the Bankruptcy Code.

     "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan or quarterly, if earlier, and, as to any Base Rate Loan, the last Business Day of each calendar quarter.

     "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan and ending on the date that is between one and sixty days, three months or six months thereafter, as selected by the Fund in its Loan Request or Conversion/Continuation Notice; PROVIDED that (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest

Period shall end on the preceding Business Day; and (ii) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

     "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

     "LAWS" or "LAW" means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

     "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE III hereto or in the case of an Assignee Bank, in the relevant assignment agreement or such other office or offices as such Bank may from time to time notify to the Fund and the Administrative Agent.

     "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other), or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable Law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "LOAN" means an extension of credit by a Bank to the Fund under ARTICLE II and may be a Base Rate Loan or an Offshore Rate Loan (each, a "TYPE" of Loan).

     "LOAN REQUEST" means a request for a Loan given by the Fund to the Administrative Agent, substantially in the form of EXHIBIT 2.3.

     "MAJORITY BANKS" means, at any time, at least two Banks (which are not Affiliates of each other) then holding at least 51% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two Banks then having at least 51% of the Commitments.

     "MARKET VALUE" means, as to any asset of the Fund, the value of such asset determined by the Fund or the Adviser in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its then-current prospectus. Upon the written request of the

Administrative Agent, the Fund shall promptly furnish all such information as the Administrative Agent shall reasonably request relating to the value of any portfolio security or other asset of the Fund or the assignment of values thereto by the Fund or any other Person.

     "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) or prospects of the Fund; (b) a material impairment of the ability of the Fund to make payments of principal and interest on the Loan and to avoid any Event of Default (not including any Event of Default under SECTION 7.1(k) or any Event of Default arising from a possible breach of SECTION 6.12 which has not yet occurred); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Fund of the Loans.

     "MAXIMUM RATE" is defined in Section 9.18.

     "NET ASSET VALUE" means, at any date, Total Assets less Total Liabilities.

     "NOTE" means a promissory note of the Fund, substantially in the form set forth as EXHIBIT 2.2.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Fund to the Banks and the Administrative Agent under the Credit Documents, including (a) all obligations to make payments to the Banks of, and in respect of the principal amount of and interest on, any Loan and (b) all obligations of the Fund to the Banks and the Administrative Agent in respect of fees, costs, expenses and indemnification under SECTIONS 9.4 and 9.5.

     "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =                    IBOR
                        ------------------------------------
                      1.00 - Eurodollar Reserve Percentage

     Where,

     "EURODOLLAR RESERVE PERCENTAGE" means, for any day for any Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any
Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

     "IBOR" means the rate of interest per annum determined by the Administrative Agent as the rate at which Dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore Dollar interbank market at their request at approximately 9:00 a.m. one Business Day prior to the commencement of such Interest Period.

     The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

     "ORGANIZATION DOCUMENTS" means, for the Fund, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of the Fund and all applicable resolutions of the board of trustees (or any committee thereof) of the Fund.

     "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

     "PARTICIPANT" is defined in SECTION 9.7(b).

     "PERSON"  means  any  natural  person,  corporation,   partnership,   firm,
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any "pension plan" or "welfare benefit plan" as such terms are defined in ERISA.

     "PRO RATA SHARE" means, as to any Bank (a) at any time there are no Loans outstanding, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on SCHEDULE II, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to SECTION 9.7, and (b) at any other time, the percentage equivalent at such time of such Bank's Loans divided by the combined Loans of all the Banks.

     "REFINANCING" is defined in the RECITALS.

     "REFINANCING DATE" is defined in SECTION 4.1.

     "REGULATION U" means the FRB's Regulation U.

     "RELATED PARTY" means, with respect to the Fund and for purposes of SECTION
6.16 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Fund, (ii) which beneficially owns or holds 5% or more of the equity interest of the Fund or (iii) 5% or more of the equity interest of which is beneficially owned or held by the Fund. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "REPLACEMENT BANK" is defined in SECTION 3.7.

     "REQUIREMENT OF LAW" means, as to any Person, any Law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the outstanding capital stock, membership interests or other equity interests having ordinary voting power to elect a majority of the board of directors (or other similar body) of such entity (irrespective of whether at the time capital stock, membership interests or other equity interests, of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing).

     "TARGET" has the meaning specified in the definition of "Change in Control."

     "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, franchise taxes and such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the Laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "TOTAL ASSETS" means, with respect to the Fund as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of the Fund on such date prepared in accordance with GAAP.

     "TOTAL LIABILITIES" means, with respect to the Fund as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of the Fund on such date prepared in accordance with GAAP.

     "TRUST AGREEMENT" means, with respect to the Fund, the Fund's Agreement and Declaration of Trust or similar instrument, as amended from time to time.

     "TYPE" has the meaning specified in the definition of "Loan."

     "UNITED STATES" or "U.S." means the United States of America, its 50 States and the District of Columbia.

                                   SCHEDULE II


                                   COMMITMENTS
                               AND PRO RATA SHARES

Except as otherwise adjusted pursuant to the Agreement, the Commitments and Pro Rata Shares shall be as follows:

                                                        Pro Rata
         Bank                          Commitment        Share
         ----                          ----------       --------

Bank of America, N.A.                  $ 50,000,000       50.00%
State Street Bank and Trust Company    $ 50,000,000       50.00%
        TOTAL                          $100,000,000      100.00%

                                  SCHEDULE III


                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


LIBERTY FLOATING RATE ADVANTAGE FUND

Notices:

LIBERTY FLOATING RATE ADVANTAGE FUND

Address:  One Financial Center
          Boston, MA 02111

Facsimile: (617) 345-0919
Attention: General Counsel


                                      III-1

BANK OF AMERICA, N.A., as Administrative Agent

Payment Office:

Bank of America, N.A.
Agency Administration Services
101 North Tryon Street
Charlotte, North Carolina 28255

Attention:
Telephone: (704) 386-
Facsimile: (704) 409-0070

or

Attention:
Telephone: (704) 386-
Facsimile: (704) 409-

ABA No.: 053-000196
Account No.: 136621-2250600

BANK OF AMERICA, N.A., as a Bank

Domestic and Offshore Lending Office:

231 South LaSalle Street
Chicago, Illinois  60697

Attention: Elizabeth Bishop
Telephone: (312) 828-6550
Facsimile: (312) 987-0889

Notices (other than Loan Requests and Notices of Conversion/Continuation):

Bank of America, N.A.
231 South LaSalle Street
Chicago, Illinois 60697

Attention: Elizabeth Bishop
Telephone: (312) 828-6550
Facsimile: (312) 987-0889


                                      III-2

STATE STREET BANK AND TRUST COMPANY

Domestic and Offshore Lending Office:

State Street Bank and Trust Company
225 Federal Street
Boston, MA  02110

Credit Contacts:

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA  02111

Mailing Address:
P.O. Box 351, 2nd Floor
Boston, MA 02101

Attention: Charles A. Garrity,     or     Attention: Karen Gallagher,
           Vice President                            Vice President
Telephone: 617-662-1282                   Telephone: 617-662-2313
Facsimile: 617-662-2325                   Facsimile: 617-662-2325

Administrative Contacts:

State Street Bank and Trust Company
225 Franklin Street MA0-11
Loan Department/Customer Service
Boston, MA  02111

Mailing Address:
P.O. Box 351, 2nd Floor
Boston, MA 02101

Attention: Diane Rockwood         or        Attention: Sean Gibbons
Telephone  617-664-3861                     Telephone  617-664-4008
Facsimile: 617-664-3941                     Facsimile  617-664-3941

Payment Instructions:

State Street Bank & Trust Company, Boston, Massachusetts

ABA # :    011-000028
Account #: MMTA 42525
Account:   Commercial Loan Dept
Ref.: Route 10, Dept. 10 - Attn: Carol Souza, 4-3738, Liberty Floating Rate Advantage Fund

                                      III-3

                                   EXHIBIT 2.2

                                 Non-Negotiable

                                 PROMISSORY NOTE

$---------  --------, ----

     FOR  VALUE  RECEIVED,   the  undersigned   ("FUND")   promises  to  pay  to
_____________________ (the "BANK"), as set forth in the Credit Agreement hereinafter referred to and on the Commitment Termination Date (as defined in the Credit Agreement), the principal sum of ____________________ AND 00/100 DOLLARS ($___,000,000.00) or, if less, the then aggregate unpaid principal amount of Base Rate Loans and Offshore Rate Loans (as such terms are defined in the Credit Agreement) as has been borrowed by the Fund under the Credit Agreement. The Fund may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement. All Base Rate Loans and Offshore Rate Loans and all payments of principal shall be recorded by the holder on the schedule hereto or in its records.

     Anything in this Note to the contrary notwithstanding, the Fund shall be liable hereunder only for Base Rate Loans and Offshore Rate Loans borrowed by the Fund under the Credit Agreement and other Obligations with respect thereto. The sole source of repayment of the principal of and interest on the Loans hereunder and the other Obligations with respect thereto shall be the revenues and assets of the Fund.

     The Fund further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at Bank of America, N.A., ABA No. 053-000196, Account No. 136621-2250600,
Reference: Liberty Floating Rate Advantage Fund, or at such other place as may be designated by the Administrative Agent to the Fund in writing.

     This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of February 9, 2000 (herein, as it may be amended, restated, modified or supplemented from time to time, called the "CREDIT AGREEMENT") among the Fund, the other parties thereto and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Fund shall be personally bound by or liable for any indebtedness, liability or Obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any Obligations or claim arising hereunder.

     THIS NOTE IS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

                                        LIBERTY FLOATING RATE ADVANTAGE FUND


                                       By:
                                           -----------------------------------
                                        Title:
                                              --------------------------------

                          LOANS AND PRINCIPAL PAYMENTS

                                Amount of Unpaid
             Amount of       Principal     Principal                 Notation
Date         Loan Made        Repaid       Balance       Total       Made by
----         ---------       ---------     --------      -----       --------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT 2.3

                              FORM OF LOAN REQUEST


     Reference is made to that certain Credit Agreement, dated as of February 9, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Liberty Floating Rate Advantage Fund ("FUND"), various financial institutions party thereto (the "BANKS") and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of and with respect to the Fund, hereby represents and certifies to the Administrative Agent and the Banks as follows:

          1. On _______________, the Fund, on behalf of the Fund, requested that the Banks make a [Type of Loan] in the principal amount of $___________to be made on _____________ and having a tenor of ____________________.

          2. Pursuant to the terms of the Credit Agreement, the undersigned (the "FUND"), hereby represents and certifies to the Bank that as of __________ __, 200_, (i) the Borrowing Base of the Fund was the amount shown in SUBPARAGRAPH
(I) below and (ii) the Asset Coverage Ratio was the ratio set forth in SUBPARAGRAPH (H) below, each calculated as follows:

    (a)  Market Value of Total Assets                                 __________
    (b)  MINUS all liabilities and
         indebtedness not represented
         by senior securities                                         __________
    (c)  MINUS one quarter of the Market Value of any loan
         valued at less than 85% of par                               __________
    (d)  MINUS the value of those portions of loans ascribed
            a value of zero pursuant to clauses (b) and (d) of the
         definition of Asset Coverage Ratio                           __________
    (e)  MINUS (without duplication) the value
         of assets subject to Liens; subordinated
         loans; unsecured loans excludible pursuant to
         subclauses (iii) and (iv) of clause (c) of the definition
         of Asset Coverage Ratio; non-Dollar denominated assets;
         assets of obligors in countries other than the U.S.,
         Australia, Canada, France, Germany, Italy or the
         United Kingdom; equity securities; and warrants              __________
    (f)  Adjusted Net Asset Value
         ((a) minus (b) minus (c)
         minus (d) minus (e))                                         __________
    (g)  Indebtedness                                                 __________
    (h)  Asset Coverage Ratio                                         __________

         ((f) divided by (g))
         Borrowing Base - Indebtedness                                __________
    (i)  Permitted ((f) times 1/3)


     The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

          3. The undersigned further certifies, on behalf of the Fund, that to the best of its knowledge, no Default has occurred and is continuing as of the date of this Borrowing Certificate.

          4. Attached hereto is a listing of the valuations of the assets of the Fund as of ______ __, 200_.

Date:                                LIBERTY FLOATING RATE
     --------------------            ADVANTAGE FUND


                                       By:
                                        --------------------------------
                                     Title:
                                           -----------------------------

                                   EXHIBIT 2.4

                         CONVERSION/CONTINUATION NOTICE

                                                        Date: ___________ , 200

To: Bank of America, N.A., as Administrative Agent for the Banks party to the Credit Agreement dated as of February 9, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Liberty Floating Rate Advantage Fund, certain financial institutions party thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     The undersigned, Liberty Floating Rate Advantage Fund (the "FUND"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to SECTION 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1. The Conversion/Continuation Date is          , 200.

          2. The aggregate amount of the Loans to be [converted] [continued] is $-------------.

          3. The Loans are to be [converted into] [continued as] [Base Rate] [Offshore Rate] Loans.

          4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ___ days.

     The undersigned hereby certifies that no Default has occurred and is continuing or would result from such proposed [conversion] [continuation].

                                    LIBERTY FLOATING RATE ADVANTAGE FUND


                                       By:
                                       ---------------------------------
                                     Title:
                                          ------------------------------

                                 EXHIBIT 4.1(C)

                     FORM OF OPINION OF COUNSEL TO THE FUND

                                  EXHIBIT 5.7-1

                             SCHEDULE OF LITIGATION

                                      NONE

                                  EXHIBIT 5.7-2

                       SCHEDULE OF CONTINGENT LIABILITIES

                                      NONE

                                   EXHIBIT 6.1

                       FORM OF BORROWING BASE CERTIFICATE

     Reference is made to that certain Credit Agreement, dated as of February 9, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Liberty Floating Rate Advantage Fund ("FUND"), various financial institutions party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, the undersigned (the "FUND"), hereby represents and certifies to the Bank that as of __________ __, 200_, (i) the Borrowing Base of the Fund was the amount shown in SUBPARAGRAPH
(i) below and (ii) the Asset Coverage Ratio was the ratio set forth in SUBPARAGRAPH (h) below, each calculated as follows:


    (a)  Market Value of Total Asset                                     __________
    (b)  MINUS all liabilities and                                       __________
         indebtedness not represented
         by senior securities
    (c)  MINUS one quarter of the Market Value of any loan               __________
         valued at less than 85% of par
    (d)  MINUS the value of those portions of loans ascribed             __________
         a value of zero pursuant to clauses (b) and (d) of the
         definition of Asset Coverage Ratio
    (e)  MINUS (without  duplication)  the value __________ of assets subject to
         Liens;  subordinated  loans;  unsecured  loans  excludible  pursuant to subclauses  (iii) and (iv) of  clause  (c) of the  definition  of Asset
         Coverage Ratio;  non-Dollar  denominated assets;  assets of obligors in countries  other than the U.S.,  Australia,  Canada,  France,  Germany,
         Italy or the United Kingdom; equity securities; and warrants
    (f)  Adjusted Net Asset Value                                        __________
         ((a) minus (b) minus (c)
         minus (d) minus (e))
    (g)  Indebtedness                                                    __________
    (h)  Asset Coverage Ratio                                            __________
         ((f) divided by (g))
    (i)  Borrowing Base - Indebtedness                                   __________
         Permitted ((f) times 1/3)

     The Market Values of the three largest loans held by the Fund and the corresponding percentages of the Total Assets represented by each such loan are as follows:

            Market Value                                 % of Total Assets
            ------------                                 -----------------

            --------------                               --------

            --------------                               --------

            --------------                               --------

     The portions of the three largest loans held by the Fund (if any) and the portions of any other loans ascribed a value of zero pursuant to clause (d) of the definition of Asset Coverage Ratio are as follows:

            --------------

            --------------

            --------------

            --------------

     The Asset Coverage Ratio of the Fund as set forth in its prospectus is not more restrictive than 3 to 1.

     The undersigned further certifies, on behalf of the Fund, that to the best of its knowledge, no Default has occurred and is continuing as of the date of this Borrowing Certificate.

     Attached hereto is a listing of the valuations of the assets of the Fund as of ______ ,200_.

     A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston, and notice is hereby given that none of the shareholders, trustees, officers, employees and other agents of the Fund shall be personally bound by or liable for any indebtedness, liability or obligation arising hereunder, nor shall resort be had to their private property for the satisfaction of any obligations or claim arising hereunder.

Date:                               LIBERTY FLOATING RATE
     --------------------           ADVANTAGE FUND


                                       By:
                                       ------------------------------------
                                     Title:
                                          ---------------------------------


                                      6.1-2

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I      DEFINITIONS AND INTERPRETATION................................1
     1.1    Defined Terms....................................................1
     1.2    Interpretation...................................................1
     1.3    Accounting Terms.................................................2
     1.4    Rounding.........................................................2
     1.5    Authority of Adviser; Adviser Disclaimer.........................2

ARTICLE II     THE CREDITS...................................................3
     2.1    Amounts and Terms of Commitments.................................3
     2.2    Notes............................................................3
     2.3    Procedure for Borrowing..........................................3
     2.4    Conversion and Continuation Elections............................4
     2.5    Voluntary Termination or Reduction of Commitments................5
     2.6    Prepayments......................................................6
     2.7    Repayment........................................................6
     2.8    Interest.........................................................6
     2.9    Fees. (a)  Up Front Fee..........................................7
     2.10   Computation of Fees and Interest.................................7
     2.11   Payments.........................................................7
     2.12   Payments by the Banks to the Administrative Agent................8
     2.13   Sharing of Payments, etc.........................................9
     2.14   Source of Repayment..............................................9

ARTICLE III    TAXES, YIELD PROTECTION AND ILLEGALITY........................9
     3.1    Taxes............................................................9
     3.2    Illegality......................................................10
     3.3    Increased Costs and Reduction of Return.........................11
     3.4    Funding Losses..................................................12
     3.5    Inability to Determine Rates....................................12
     3.6    Certificates of Banks...........................................13
     3.7    Substitution of Banks...........................................13
     3.8    Survival........................................................13

ARTICLE IV     CONDITIONS TO EFFECTIVENESS OF AMENDMENT AND RESTATEMENT
                 AND BORROWING..............................................13
     4.1    Conditions to Effectiveness.....................................13
     4.2    All Borrowings..................................................15
     4.3    Consequences of Effectiveness, etc..............................15
     4.4    Reallocation of Loans...........................................16
     4.5    Amounts Outstanding Under the Original Credit Agreement
              Deemed to Be Loans Under This Agreement.......................16

ARTICLE V      REPRESENTATIONS AND WARRANTIES...............................16

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    5.1     Existence.......................................................16
    5.2     Authorization...................................................16
    5.3     No Conflicts....................................................16
    5.4     Validity and Binding Effect.....................................16
    5.5     No Default......................................................17
    5.6     Financial Statements............................................17
    5.7     Litigation......................................................17
    5.8     Liens...........................................................17
    5.9     Partnerships....................................................17
    5.10    Purpose.........................................................17
    5.11    Compliance and Government Approvals.............................18
    5.12    Pension and Welfare Plans.......................................18
    5.13    Taxes...........................................................18
    5.14    Subsidiaries; Investments.......................................18
    5.15    Full Disclosure.................................................18
    5.16    Investment Policies.............................................18
    5.17    Tax Status......................................................19
    5.18    Status of Loans.................................................19
    5.19    Prospectus......................................................19
    5.20    Affiliated Person...............................................19

ARTICLE VI     COVENANTS....................................................19
     6.1    Financial Statements and Other Reports..........................19
     6.2    Notices.........................................................20
     6.3    Existence.......................................................21
     6.4    Nature of Business..............................................21
     6.5    Books, Records and Access.......................................21
     6.6    Insurance.......................................................21
     6.7    Fundamental Investment Policies.................................21
     6.8    Taxes...........................................................21
     6.9    Compliance......................................................22
     6.10   Pension Plans...................................................22
     6.11   Merger, Purchase and Sale.......................................22
     6.12   Asset Coverage Ratio............................................22
     6.13   Liens...........................................................22
     6.14   Guaranties......................................................23
     6.15   Other Agreements................................................23
     6.16   Transactions with Related Parties...............................23
     6.17   Other Indebtedness..............................................23
     6.18   Changes to Organization Documents, etc..........................23
     6.19   Violation of Investment Restrictions, etc.......................23
     6.20   Proceeds of Loans...............................................23
     6.21   Adviser.........................................................23

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

     6.22   Service Providers to Fund.......................................24
     6.23   Liquidity.......................................................24
     6.24   Minimum Net Asset Value.........................................24
     6.25   Diversification Requirements....................................24

ARTICLE VII    EVENTS OF DEFAULT............................................24
     7.1    Events of Default...............................................24
     7.2    Remedies........................................................26

ARTICLE VIII   THE ADMINISTRATIVE AGENT.....................................26
     8.1    Appointment and Authorization of the Administrative Agent.......26
     8.2    Delegation of Duties............................................27
     8.3    Liability of the Administrative Agent...........................27
     8.4    Reliance by the Administrative Agent............................27
     8.5    Notice of Default...............................................28
     8.6    Credit Decision; Disclosure of Information by the
              Administrative Agent..........................................28
     8.7    Indemnification of the Administrative Agent.....................29
     8.8    Administrative Agent in Individual Capacity.....................29
     8.9    Successor Administrative Agent..................................29

ARTICLE IX     MISCELLANEOUS PROVISIONS.....................................30
     9.1    Amendments and Waivers..........................................30
     9.2    Notices.........................................................31
     9.3    No Waiver; Cumulative Remedies..................................31
     9.4    Costs and Expenses..............................................31
     9.5    Fund Indemnification............................................32
     9.6    Payments Set Aside..............................................33
     9.7    Successors and Assigns..........................................33
     9.8    Confidentiality.................................................34
     9.9    Set-off.........................................................35
     9.10   Notification of Addresses, Lending Offices, etc.................35
     9.11   Counterparts....................................................35
     9.12   Survival........................................................35
     9.13   Disclaimer......................................................35
     9.14   Severability....................................................35
     9.15   No Third Parties Benefitted.....................................35
     9.16   Governing Law and Jurisdiction..................................36
     9.17   Waiver of Jury Trial............................................36
     9.18   Usury...........................................................36
     9.19   Entire Agreement................................................37
     9.20   Continuing Effectiveness, etc...................................37
     9.21   Facsimile Execution.............................................37

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE




                                      -iv-